UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2008

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)          (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2008, India Globalization Capital, Inc. (“we,” the “Company” or “IGC”) commenced a private placement offering of unsecured promissory notes (the “Notes”) for an aggregate principal amount of up to $5,000,000 (the “Bridge Offering”).

On September 30, 2008, IGC consummated the initial closing of the Bridge Offering in the total principal amount of $2,000,000 to one investor, Steven M. Oliveira 1998 Charitable Remainder Unitrust (“Oliveira,” or the “Initial Investor”). IGC expects to consummate a second closing for the Bridge Offering in early October 2008 with certain investors (the “Second Investors”) (the Initial Investor and, together with the Second Investors, the “Investors”), although no assurances can be made that the remaining amount of the Bridge Offering will be consummated.

Each Note bears interest at a rate equal to 6% per annum from the date of issuance of the Note until paid in full on the Maturity Date (defined below). Each Note is payable in full twelve (12) months from the date of issuance of the Note (the “Maturity Date”). IGC can pre-pay the Note at any time without penalty or premium. The Notes are unsecured.

The Notes are not convertible into IGC Common Stock (the “Common Stock”) or other securities. However, under the Note and Share Purchase Agreement (the “Note and Share Purchase Agreement”), effective as of September 30, 2008, by and among IGC and the Investors (named as Lenders therein), as additional consideration for the investment in the Notes, IGC agreed to issue up to 500,000 shares of Common Stock to the Investors (of which 200,000 shares are issuable to the Initial Investor) on a pro rata basis.  If IGC fails to repay the Notes by the Maturity Date, Investors would be entitled to receive up to 500,000 shares of Common Stock (of which 200,000 shares would be issuable to the Initial Investor) on a pro rata basis.

In connection with the Note and Share Purchase Agreement, IGC has entered into a Registration Rights Agreement (the “Registration Rights Agreement”) effective as of September 30, 2008, with the Investors, pursuant to which the Investors will have the right to have their shares of Common Stock registered with the Securities and Exchange Commission following their issuance, as well as customary piggyback registration rights, as further described in the Registration Rights Agreement attached hereto as an exhibit. If IGC fails to meet the filing or effectiveness deadlines set forth in the Registration Rights Agreement, Investors would be entitled, for each $1,000,000 of principal outstanding, to 25,000 shares of Common Stock plus an additional 5,000 shares of Common Stock for each 30-day period such filing or effectiveness is delayed beyond the initial late period.

The description above summarizes the material terms of the Note and Share Purchase Agreement, Note and Registration Rights Agreement. The description above is qualified in its entirety by the text of the forms of the Note and Share Purchase Agreement, Note and Registration Rights Agreement filed as exhibits to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated into this Current Report on Form 8-K by reference.

The securities sold in this transaction have not been registered under the Securities Act of 1933, as amended (the “Act”) and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. IGC believes that the issuance of the foregoing securities was exempt from registration under Section 4(2) of the Act as transactions not involving a public offering.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Form of Note and Share Purchase Agreement
10.2	Form of Note
10.3	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

India Globalization Capital, Inc.

Date: October 6, 2008	By:	/s/ Ram Mukunda
Ram Mukunda
Chief Executive Officer and President

Exhibit Index

10.1	Form of Note and Share Purchase Agreement
10.2	Form of Note
10.3	Form of Registration Rights Agreement